Exhibit 10.2(u)

ECHELON CORPORATION

1997 STOCK PLAN

Performance Share Agreement

for Employees Outside the U.S.

TERMS AND CONDITIONS OF PERFORMANCE SHARES

By executing the Grant Acceptance process and using the services on this Morgan Stanley Smith Barney Benefit Access® website, you, the Employee, and Echelon Corporation (the “Company”) agree that this Award is granted under and governed by the terms and conditions of the Company’s 1997 Stock Plan (the “Plan”) and the Terms and Conditions of Performance Shares (the “Agreement”), which may be amended or modified from time to time. The Employee has reviewed the Plan and this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award and fully understands provisions of the Plan and this Agreement. The Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. The Employee further agrees to promptly notify the Company upon any change in the Employee’s residence address. PLEASE BE SURE TO READ ALL OF THE PROVISIONS FOR YOUR COUNTRY (IF ANY) IN APPENDIX A THAT CONTAIN SPECIAL TERMS AND CONDITIONS OF THIS AWARD APPLICABLE TO YOU.

The Company hereby grants you, the Employee, an award (the “Award”) of Performance Shares under the Plan. The Award is subject to the provisions of the Plan and the Agreement, including any special terms and conditions for the Employee’s country in Appendix A hereto, which constitutes part of this Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

1. Grant. The Company hereby grants Performance Shares to the Employee under the Plan subject to all of the terms and conditions in the Plan and this Agreement. If the Performance Shares are paid out in Shares to the Employee upon vesting, par value for the Common Stock underlying the Performance Shares will be deemed to have been paid by the Employee’s services over the vesting period rendered by the Employee to the Company or any of its Subsidiaries or affiliates.

2. Company’s Obligation to Pay. Each Performance Share represents an unfunded promise by the Company to issue one share of the Company’s Common Stock, subject to certain restrictions and on the terms and conditions contained in this Agreement. Unless and until the Performance Shares have vested in the manner set forth in paragraphs 3 or 4, the Employee will have no right to the payment of Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation.

3. Vesting Schedule/Period of Restriction. Except as otherwise provided in paragraph 4 of this Agreement, the Performance Shares awarded by this Agreement shall vest in accordance with the vesting schedule set forth in the Grant Summary, subject to the Employee’s continuing to be a Service Provider on each relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator or as required by local law, vesting of the Performance Shares shall be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence, if permissible under local law.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Performance Shares at any time, subject to the terms of the Plan, and if permissible under local law. If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Administrator.

5. Payment after Vesting. Any Performance Shares that vest in accordance with paragraphs 3 or 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at vesting as soon as practicable following the date of vesting, subject to paragraph 8.

6. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 3 or 4 at the time of the Employee’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Employee shall not be entitled to a refund of the price paid for the Performance Shares forfeited to the Company pursuant to this paragraph 6.

7. Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Responsibility for Taxes. The Employee acknowledges that, regardless of any action taken by the Company or, if different, the Employee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Employee’s participation in the Plan and legally applicable to the Employee (“Tax-Related Items”) is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including, but not limited to, the grant, vesting or settlement of the Performance Shares, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Performance Shares to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Employee is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Employee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. No Shares will be issued to the Employee (or his or her estate) for Performance Shares unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Employee with respect to the payment of any Tax-Related Items.

In this regard, the Employee authorizes the Company and/or its agents to satisfy the obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon settlement of the Performance Shares. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by the Employee’s acceptance of the Award, the Employee authorizes and directs the Company and any brokerage firm determined acceptable to the Company to sell on the Employee’s behalf a whole number of Shares from those Shares issued to the Employee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items. If the obligation for Tax-Related Items is satisfied by withholding a number of whole Shares as described herein, for tax purposes, the Employee is deemed to have been issued the full number of Shares subject to the vested Performance Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. No fractional Shares will be withheld or issued pursuant to the grant of Performance Shares and the issuance of Shares thereunder; any additional withholding necessary for this reason will be done by the Company or the Subsidiary through the Employee’s paycheck or other cash compensation paid to the Employee by the Company and/or the Subsidiary. The Company or the Subsidiary, in its discretion, may, and with respect to its executive officers (as determined by the Company) will withhold an amount equal to two (2) times the Fair Market Value of a Share from the last paycheck or other cash compensation due to the Employee prior to the vesting of the Performance Shares. In the event that the cash amounts withheld by the Company or the Subsidiary exceed the Tax-Related Items that are due after the automatic withholding of whole Shares, the Company or the Subsidiary will reimburse the Employee for the excess amounts and the Employee will have no entitlement to the Common Stock equivalent.

In addition, the Employee authorizes the Company and/or the Subsidiary, in their sole discretion, in lieu of or in addition to the foregoing and in each case to the extent permissible under local law, to (i) sell or to arrange for the sale of Shares received as a result of vesting/settlement of the Performance Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Employee’s behalf pursuant to this authorization without further consent), with the proceeds going toward satisfaction of the Tax-Related Items, (ii) require the Employee to pay the Tax Related Items in cash or with a cashier’s check or certified check, and/or (iii) withhold all applicable Tax-Related Items legally payable by the Employee from the Employee’s wages or other cash compensation payable to the Employee by the Company and/or the Employer.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Employee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, the Employee shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company may be required to withhold as a result of the Employee’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this paragraph 8. The Company shall not be required to deliver any of the Shares if the Employee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this paragraph 8.

9. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company with respect to any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Employer, as the case may be, and the Company, the Employer, or any Subsidiary or affiliate of the Company, as the case may be, will have, and the Employee’s participation in the Plan shall not interfere with the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee. The transactions contemplated hereunder, the Employee’s participation in the Plan and the vesting schedule set forth in the Grant Summary do not constitute an express or implied promise of continued employment for any period of time. The Award and the Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or affiliate of the Company.

11. Nature of Grant. In accepting the Performance Shares, the Employee acknowledges, understands and agrees that:

(a) the grant of the Performance Shares is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares even if Performance Shares have been granted repeatedly in the past;

(b) all decisions with respect to future awards of Performance Shares or other grants, if any, will be at the sole discretion of the Company;

(c) the Employee’s participation in the Plan is voluntary;

(d) the Performance Shares and the Shares subject to the Performance Shares are not part of regular or expected compensation or salary for any purpose;

(e) the Performance Shares and the Shares subject to the Performance Shares are not intended to replace any pension rights or compensation;

(f) the Performance Shares and the Shares subject to the Performance Shares, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, termination, resignation, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares resulting from the termination of the Employee’s relationship as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment or service agreement, if any), and in consideration of the Award of Performance Shares to which the Employee is otherwise not entitled, the Employee irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or affiliates or the Employer, waives the Employee’s ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Employee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i) for purposes of the Award, the Employee’s engagement as a Service Provider will be considered terminated as of the date the Employee is no longer actively providing services to the Company or one of its Subsidiaries or affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is engaged as a Service Provider or the terms of the Employee’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Employee’s right to vest in the Performance Shares under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Employee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Employee is engaged as a Service Provider or the terms of the Employee’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when the Employee is no longer actively providing services for purposes of his or her Award of Performance Shares (including whether the Employee may still be considered to be providing services while on a leave of absence);

(j) unless otherwise provided in the Plan or by the Company in its discretion, the Performance Shares and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Shares or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;

(k) the Employee acknowledges and agrees that neither the Company, the Employer nor any Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States Dollar that may affect the value of the Performance Shares or of any amounts due to the Employee pursuant to the settlement of the Performance Shares or the subsequent sale of any Shares acquired upon settlement.

12. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

13. Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Company and the Subsidiary may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries and affiliates, details of all Performance Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).

The Employee understands that Personal Data will be transferred to Morgan Stanley Smith Barney or any other third parties assisting the Company with the implementation, administration and management of the Plan. The Employee understands that these recipients may be located in the Employee’s country, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Employee’s local human resources representative. The Employee authorizes the Company, Morgan Stanley Smith Barney or any other third parties assisting the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Employee may elect to deposit any Shares received upon vesting of the Award. The Employee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that he or she is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke his or her consent, the Employee’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant Performance Shares or other equity awards to the Employee or administer or maintain such awards. Therefore, the Employee understands that refusing or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

14. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

15. Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant of Performance Shares and the rights and privileges conferred hereby may not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process, until you have been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

16. Restrictions on Sale of Securities. Subject to the provisions of paragraph 18 below, the Shares issued as payment for vested Performance Shares awarded under this Agreement will be registered under the U.S. federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

17. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto, to the extent permissible under local law.

18. Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the Performance Shares prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Employee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Employee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Employee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares. In addition, the Company shall not be required to deliver any Shares issuable upon settlement of the Performance Shares prior to the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Administrator may establish from time to time for reasons of administrative convenience, subject to compliance with Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

19. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

22. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and the Employee. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

23. Amendment, Suspension or Termination of the Plan. The Employee understands that the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, altered, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

24. Notice of Governing Law and Venue. This grant of Performance Shares and this Agreement shall be subject to the laws, but not the choice of law rules, of the State of California, U.S.A. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

25. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

26. Language. If the Employee has received this Agreement, or any other document related to the Performance Shares and/or Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

27. Appendix A. Notwithstanding any provisions in this Agreement, the Award of Performance Shares shall be subject to any special terms and conditions set forth in Appendix A to this Agreement for the Employee’s country. Moreover, if the Employee relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.

28. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

29. Waiver. The Employee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Employee or any other Employee.

30. No Compensation Deferrals. Payments made pursuant to the Plan and this Award are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement, including Appendix A and Appendix B (if any) to ensure that all Performance Share Awards are made in a manner that qualifies for exemption from or complies with Section 409A of the Code, provided, however, that the Company makes no representation that this Award is not subject to Section 409A of the Code nor makes any undertaking to preclude Section 409A of the Code from applying to this Award.